                                  GBC BANCORP
                             800 WEST SIXTH STREET
                         LOS ANGELES, CALIFORNIA 90017

(GBC LOGO)

TO THE SHAREHOLDERS OF GBC BANCORP:

     NOTICE IS HEREBY GIVEN that, pursuant to the call of its Board of Directors, the Annual Meeting of Shareholders (the "Meeting") of GBC Bancorp ("Bancorp") will be held in the Corporate Board Room of Bancorp, located at 800 West Sixth Street, 15th Floor, Los Angeles, California 90017, on Thursday, April 22, 1999 at 4:00 p.m., for the purpose of considering and voting on the following matters:

     1. ELECTION OF DIRECTORS. To elect fourteen directors to serve for the ensuing year.

     2. APPROVAL OF THE GBC BANCORP 1999 EMPLOYEE STOCK INCENTIVE PLAN. To act upon a proposal, which the Board of Directors supports, to approve the GBC Bancorp 1999 Employee Stock Incentive Plan.

     3. OTHER BUSINESS. To transact such other business as may properly come before the meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on February 28, 1999 as the record date for determination of shareholders entitled to notice of, and the right to vote at the Meeting.

     YOU ARE URGED TO VOTE IN FAVOR OF THE PROPOSALS BY SIGNING AND RETURNING THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. THE ENCLOSED PROXY IS SOLICITED BY BANCORP'S BOARD OF DIRECTORS. ANY SHAREHOLDER GIVING A PROXY MAY REVOKE IT PRIOR TO THE TIME IT IS VOTED BY NOTIFYING THE SECRETARY IN WRITING TO THAT EFFECT, BY FILING WITH HIM A LATER DATED PROXY, OR BY VOTING IN PERSON AT THE MEETING.

                                          By Order of the Board of Directors

                                          /s/ PETER WU
                                          -------------------
                                          Peter Wu
                                          Secretary

Dated: March 22, 1999

                                PROXY STATEMENT

                                  GBC BANCORP

                         ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD APRIL 22, 1999

                                  INTRODUCTION

     This Proxy Statement is furnished in connection with the solicitation of the Proxies to be used at the Annual Meeting of Shareholders (the "Meeting") of GBC Bancorp ("Bancorp") to be held on Thursday, April 22, 1999 at 4:00 p.m., in the Corporate Board Room of Bancorp, 800 West Sixth Street, 15th Floor, Los Angeles, California 90017, and at any adjournment thereof.

     It is expected that this Proxy Statement and accompanying Notice and form of Proxy will be mailed to shareholders on or about March 22, 1999.

     The matters to be considered and voted upon at the Meeting will be:

     1. ELECTION OF DIRECTORS. To elect fourteen directors to serve for the ensuing year.

     2. APPROVAL OF THE GBC BANCORP 1999 EMPLOYEE STOCK INCENTIVE PLAN. To act upon a proposal, which the Board of Directors supports, to approve the GBC Bancorp 1999 Employee Stock Incentive Plan.

     3. OTHER BUSINESS. To transact such other business as may properly come before the meeting and any adjournments thereof.

REVOCABILITY OF PROXIES

     A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it at any time before it is exercised by filing with the Secretary of Bancorp an instrument revoking it or a duly-executed Proxy bearing a later date. In addition, the powers of the proxyholders will be suspended if the person executing the Proxy is present at the Meeting and elects to vote in person by advising the Chairman of the Meeting of his/her election to vote in person, and voting in person at the Meeting. Subject to such revocation or suspension, all shares represented by a properly executed Proxy received in time for the Meeting will be voted by the proxyholders in accordance with the instructions on the Proxy. If no instruction is specified with regard to a matter to be acted upon, the shares represented by the proxy will be voted in accordance with the recommendations of management. Abstentions and broker non-votes are not considered votes cast.

PERSONS MAKING THE SOLICITATION

     This solicitation of Proxies is being made by the Board of Directors of Bancorp. The expense of preparing, assembling, printing, and mailing this Proxy Statement and the materials used in the solicitation of Proxies for the Meeting will be borne by Bancorp. It is contemplated that Proxies will be solicited principally through the use of the mail, but officers, directors, and employees of Bancorp may solicit Proxies personally or by telephone without receiving special compensation therefor. Bancorp may reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding these Proxy materials to their principals. In addition, Bancorp may utilize the services of individuals or companies not regularly employed by Bancorp in connection with the solicitation of Proxies, if management of Bancorp determines that this is advisable.

                               VOTING SECURITIES

     There were issued and outstanding 13,665,098 shares of Bancorp's common stock ("Common Stock") on February 28, 1999 which has been fixed as the record date (the "Record Date") for the purpose of determining shareholders entitled to notice of, and to vote at, the Meeting. Each holder of Bancorp's Common Stock will be entitled to one vote, in person or by proxy, for each share of Common Stock held as of the Record Date on any matter submitted to the vote of the shareholders.

           SHAREHOLDINGS OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

BY MANAGEMENT

     The following table sets forth, as of January 31, 1999, the number and percentage of shares of Bancorp's outstanding Common Stock beneficially owned, directly or indirectly, by each of Bancorp's directors, and the executive officers included in the Summary Compensation Table set forth under the caption "EXECUTIVE COMPENSATION" on page 10, and by the directors and officers as a group. The shares "beneficially owned" are determined under Securities and Exchange Commission Rules, and do not necessarily indicate ownership for any other purpose. In general, beneficial ownership includes shares over which director, principal shareholder, or officer has sole or shared voting or investment power and shares which such person has the right to acquire within 60 days of January 31, 1999. Unless otherwise indicated, the persons listed below have sole voting and investment powers of the shares beneficially owned. Management is not aware of any arrangements which may, at a subsequent date, result in a change of control of Bancorp.

                                      AMOUNT AND NATURE OF
          BENEFICIAL OWNER            BENEFICIAL OWNERSHIP        PERCENTAGE OF CLASS
          ----------------            --------------------        -------------------
Helen Chen                                  386,560(1)                   2.83%
Thomas C. T. Chiu                           113,100(2)                   0.83%
Chuang-I Lin                                 56,500(3)                   0.41%
Ko-Yen Lin                                  119,800(4)                   0.88%
Ting Y. Liu                                 386,786(5)                   2.83%
John Wang                                    63,984(6)                   0.47%
Kenneth C. Wang                              63,984(7)                   0.47%
Chien-Te Wu                                 179,280                      1.31%
Julian Wu                                    80,614(8)                   0.59%
Li-Pei Wu                                   477,912(9)                   3.38%
Peter Wu                                    560,424(10)                  4.09%
Ping C. Wu                                  666,904(11)                  4.88%
Walter Wu                                   127,382(12)                  0.93%
Chin-Liang Yen                              417,122(13)                  3.05%
26 Present Directors and Officers as
  a group                                 3,803,280                     26.71%

---------------
 (1) Includes 338,500 shares held by the Helen Y. Chen Revocable Living Trust, Helen Y. Chen, Trustee, as to which shares Ms. Chen has sole voting and investment powers. Also includes 48,060 shares held by Ms. Chen's children in their own names, as to which shares Ms. Chen has shared voting and investment powers.

 (2) Includes 82,280 shares held jointly with Dr. Chiu's spouse, 9,680 shares held by Dr. Chiu in his own name, 16,940 shares held by Dr. Chiu's spouse in her own name, as to which shares Dr. Chiu has shared voting and investment powers, and 4,200 shares owned by Dr. Chiu's Pension Fund.

 (3) Includes 56,000 shares owned by Myriad Capital, Inc., which is 95% owned by Mr. Lin, as to which shares Mr. Lin has shared voting and investment powers. Also includes 500 shares owned by Mr. Lin's spouse, as to which shares Mr. Lin has shared voting and investment power.

 (4) Includes 100,000 shares held on behalf of Mr. Lin by Thomas Green Securities Inc.

 (5) Includes 383,156 shares held jointly with Mr. Liu's spouse, and 3,630 shares held by Jade Realty Pension Trust which is 100% owned by Mr. Liu, as to which shares Mr. Liu has voting and investment powers.

 (6) Does not include 102,730 shares held by Mr. Wang's mother and 63,984 shares held by his non-director brother, Michael Wang, as to which shares Mr. Wang holds a power to vote in accordance with their instructions. Mr. Wang disclaims beneficial ownership of these shares.

 (7) Does not include 102,730 shares held by Mr. Wang's mother and 63,984 shares held by his non-director brother, Michael Wang, as to which shares Mr. Wang holds a power to vote in accordance with their instructions. Mr. Wang disclaims beneficial ownership of these shares.

 (8) Includes 7,260 shares held by Unison Investment of which Mr. Wu is the General Partner. Does not include 2,420 shares held by Mr. Wu's children in their own names, as to which shares Mr. Wu has no voting and investment powers. Also does not include 309,734 shares held by Mr. Wu's brothers and sisters in their own names, as to which shares Mr. Wu holds a power of attorney to vote in accordance with their instructions. Mr. Wu disclaims beneficial ownership of these shares.

 (9) Includes 1,650 shares held jointly with Mr. Wu's spouse, as to which shares Mr. Wu has shared voting and investment powers, and 262 shares held on behalf of Mr. Wu by Merrill Lynch, Pierce, Fenner & Smith, Inc. Also includes 476,000 shares subject to options presently exercisable or which will become exercisable within 60 days.

(10) Includes 432,204 shares held under Wu Trust UA 6-19-91. Also includes 26,008 shares held by Mr. Wu's children under the California Uniform Transfers to Minors Act, Chong Hwei Wu, Custodian, as to all of which shares Mr. Wu has shared voting and investment powers. Also includes 9,212 shares held on behalf of Mr. Wu by Fidelity Management & Research Co., and 69,800 shares by Wedbush Morgan Securities. Also includes 23,200 shares subject to options presently exercisable or which will become exercisable within 60 days.

(11) Includes 172,464 shares owned by President Global Corp., as to which shares Mr. Wu has sole voting and investment powers. Also includes 396,724 shares held under the Wu Family 1998 Trust, 2,056 shares held by Mr. Wu's defined benefit plan, 6,654 shares held by Mrs. Wu's defined benefit plan, and a total of 89,006 shares held by Mr. Wu's children in their own names, as to all of which shares Mr. Wu has shared voting and investment powers.

(12) Includes 33,332 shares held jointly with Mr. Wu's spouse and 20,000 shares held by Mr. Wu's spouse as trustee, as to which shares Mr. Wu has shared voting and investment powers.

(13) Includes 297,340 shares held jointly with Ms. Yen's spouse and 119,782 shares held by Ms. Yen's children in their own names, as to which shares Ms. Yen has shared voting and investment powers.

BY OTHERS

     FMR Corp. of 82 Devonshire Street, Boston, Massachusetts 02109 has reported in a filing on Schedule 13G/A under the Securities Exchange Act of 1934 that its wholly-owned subsidiary Fidelity Management & Research Company ("Fidelity"), in its capacity as an investment adviser registered under the Investment Advisers Act of 1940, is the beneficial owner of 857,500 shares of Bancorp's Common Stock, constituting 6.054% of Common Stock outstanding as of December 31, 1998. Such shares are owned by one investment company, Fidelity Low-Priced Stock Fund. FMR Corp., through its control of Fidelity, FMR Corp.'s Chairman, Edward C. Johnson 3d, and the fund each has the sole power to dispose of the shares owned by the fund, but neither FMR Corp. nor Edward C. Johnson 3d has the sole power to vote or direct the voting of the shares, which power resides in the Board of Trustees of the Fidelity funds. FMR Corp. states in its Schedule 13G/A filing that by virtue of the ownership of FMR Corp. stock and a shareholders' voting agreement members of the Edward C. Johnson 3d family group may be deemed to form a controlling group with respect to FMR Corp. under the Investment Company Act of 1940. Reference is made to such Schedule 13G/A filing with the Securities and Exchange Commission (the "SEC") for further information with respect to the beneficial ownership of such shares.

     The Board of Directors knows of no other person who owns, beneficially or of record either individually or together with associates, 5% or more of the outstanding shares of Bancorp's Common Stock.

                             ELECTION OF DIRECTORS

     The persons named below have been nominated to serve as directors of Bancorp until the 2000 Annual Meeting of Shareholders and until their respective successors are elected and qualify, and management does not intend to nominate any other persons as directors at this Annual Meeting. There are no family relationships between any director, executive officer or person nominated to become a director or executive officer, except: (i) Peter Wu, Ping C. Wu and Chien-Te Wu are brothers and are first cousins to Julian Wu; and (ii) John Wang and Kenneth Wang are brothers. The term family relationship means any relationship by blood, marriage or adoption not more remote than first cousin. The following is a brief biographical description of each nominee. Each of the nominees was elected to his or her present term of office at Bancorp's last Annual Meeting of Shareholders.

                                BANCORP
                                DIRECTOR                     PRINCIPAL OCCUPATION
          NAME            AGE    SINCE                    DURING THE PAST FIVE YEARS
          ----            ---   --------                  --------------------------
Helen Y. Chen             56      1986     From 1974 to present, Vice President of Fullong
                                           Enterprise Corp.
Thomas C.T. Chiu          51      1983     Medical doctor.
Chuang-I Lin, Ph.D.       58      1983     1980 to present, Chairman and President of Myriad
                                           Capital, Inc.
Ko-Yen Lin                55      1986     1977 to present, President of T. K. Lin Investment Co.,
                                           Calabasas, CA.
Ting Y. Liu, Ph.D.        62      1981     From 1984 to present, Chairman, Phoenix Hotel Group,
                                           Inc.; and since July 1994, Chairman of General Link
                                           Inc., Chatsworth, CA.
John C. Wang              36      1989     From 1987 to present, Vice President of The Wang
                                           Partnership; 1990 to present, Managing Director of South
                                           Bay Capital Corporation; and since 1991 President,
                                           Pacific Coast Realty Services, Inc.
Kenneth C. Wang           38      1991     From 1986 to present, Executive Vice President of The
                                           Wang Partnership, and from 1993 to present, Executive
                                           Vice President of Kenjohn Trading.
Chien-Te Wu               37      1994     From September 1990 to July 1993, Executive Vice
                                           President, and since August 1993 to present, President,
                                           of Tone Yee Investments & Developments.
Julian Wu, Ph.D.          57      1981     1977 to present, General Partner of West Union
                                           Investment Co., Torrance, CA.
Li-Pei Wu                 64      1982     From May 1982 to present, Chief Executive Officer and
                                           from June 1984 to present, also Chairman of the Board of
                                           Bancorp and General Bank. President of Bancorp and
                                           General Bank from May 1982 to March 1998.
Peter Wu, Ph.D.           50      1981     From 1979 to March 1998, Executive Vice President and
                                           since January 1995, also Chief Operating Officer, of
                                           General Bank; from 1981 to March 1998, Executive Vice
                                           President of Bancorp. Elected President and Chief
                                           Operating Officer of Bancorp and General Bank in March
                                           1998. Presently also Secretary of Bancorp and General
                                           Bank.
Ping C. Wu                53      1981     1975 to present, President of President Global Corp.,
                                           Buena Park, CA.
Walter Wu                 53      1981     1984 to present, President of Wenix International Corp.
Chin-Liang Yen            56      1983     From 1986 to present, President of San Yang Enterprises
                                           Corp.

     The enclosed Proxy will be voted in favor of the election of the above-named nominees as directors, unless authority to vote for directors is withheld. If any of the nominees should be unable or decline to serve, which is not anticipated, discretionary authority is reserved for the proxyholders to vote for a substitute, to be designated by the present Board of Directors.

                     THE BOARD OF DIRECTORS AND COMMITTEES

     As of December 31, 1998, there were fourteen directors of Bancorp. Bancorp had eleven (11) special Board of Directors meetings in 1998. All fourteen directors attended more than 75% of the Board Meetings of Bancorp with the exception of Mr. Kenneth Wang. Bancorp does not have any standing audit, compensation, nominating or personnel committee.

     The Board of Directors of General Bank (the "Bank") had twelve (12) regular meetings during the year 1998. Members of the Board of Directors of the Bank also attended thirty-one (31) loan committee meetings during the year 1998. The Bank has an audit committee composed of seven outside directors which met four
(4) times in 1998. The audit committee reviews audits of the Bank and considers the adequacy of auditing procedures.

DIRECTORS' COMPENSATION

     Each director who attends the regular Board of Directors meetings of the Bank is paid $1,600.00 for each attendance. Any director who does not attend is paid $1,000.00 per meeting. Directors are not paid any fee for attending special Board Meetings unless agreed to by a majority of the Board of Directors. Directors are not paid any fee for attending Board Meetings of Bancorp. Non-employee directors who are members of and attend meetings of the various committees of the Board of Directors of the Bank are paid attendance fees as follows: (a) $600.00 per attendance at a loan committee meeting; (b) $500.00 per attendance at a CRA committee meeting; and (c) $500.00 per attendance at an audit committee meeting. In addition, the audit committee Chair receives a $3,000.00 annual retainer.

     Pursuant to a program to grant non-qualified options for Bancorp's Common Stock to the non-employee directors, immediately after the Company's last Annual Meeting of Shareholders held on May 7, 1998, each of the twelve (12) non-employee directors elected was granted a non-qualified option to purchase 20,000 shares of Common Stock, with the exercise price of the options to be the fair market value of the Common Stock on the date of said meeting. The program further provides that, beginning on January 1, 1999 and continuing thereafter on January 1 of each succeeding year, each non-employee director serving on such date who shall have served as a director for at least one year as of such date will be granted a non-qualified option to purchase 3,000 shares of Common Stock with an exercise price equal to the fair market value of the Common Stock on the first business day of each such year, with such option to vest on the one year anniversary date of the grant thereof. All options granted under the program will be fully exercisable on the first anniversary date of the grant and will be exercisable over a ten (10)-year period from the date of the grant.

                   APPROVAL OF THE GBC BANCORP 1999 EMPLOYEE
                              STOCK INCENTIVE PLAN

GENERAL

     In January 1999, the Board of Directors of Bancorp (the "Board") adopted the GBC Bancorp 1999 Employee Stock Incentive Plan (the "Plan") pursuant to which employees, non-employee directors and consultants of Bancorp, its subsidiaries and certain affiliates are eligible to receive shares of Common Stock of Bancorp or other securities or benefits with a value derived from the value of the Common Stock of Bancorp. A copy of the Plan is attached to this Proxy Statement as Appendix A. The following is a brief summary of the Plan, which is qualified in its entirety by reference to Appendix A.

     The purpose of the Plan is to enable Bancorp to attract, retain and motivate employees, non-employee directors and consultants by providing for or increasing their proprietary interests in Bancorp and, thereby, further align their interests with those of Bancorp's shareholders.

     The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Plan may not exceed the sum of (i) 1,000,000 shares, including any shares issuable pursuant to that certain Employment Agreement dated as of January 1, 1998, between Bancorp and Li-Pei Wu, as the same may be amended from time to time (see "EXECUTIVE COMPENSATION -- Employment Agreement" on pages 14-16), (ii) any shares available for future awards under any prior plan of Bancorp as of the effective date of the Plan and (iii) any shares subject to awards granted under any prior plan of Bancorp which are forfeited, expire or are canceled without delivery of shares (subject to adjustment to prevent dilution).

ADMINISTRATION

     The Plan is administered by the Board or, at the election of the Board, may be administered by a committee of two or more directors appointed by the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), and who otherwise comply with the requirements of Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The term "Committee" shall mean the Board or any such committee of the Board designated by the Board to administer the Plan. The Committee has full and final authority to select the recipients of awards and to grant such awards. Subject to the provisions of the Plan, the Committee has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon the achievement by Bancorp of specified performance criteria. The expenses of administering the Plan are borne by Bancorp.

TERMS OF AWARDS

     The Plan authorizes the Committee to enter into any type of arrangement with an eligible recipient that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with a value derived from the value of Common Stock. Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such security or benefit or two or more of them in tandem or in the alternative.

     An award granted under the Plan may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of Bancorp or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of Bancorp or other significant corporate transactions. The Committee may grant options that either are intended to be "incentive stock options" as defined under Section 422 of the Code, or are not intended to be incentive stock options ("non-qualified stock options"). Awards to consultants and non-employee directors may only be non-qualified stock options.

     An award may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, or to pay all or part of such recipient's tax withholding obligation with respect to such issuance, by
(i) delivering previously owned shares of capital stock of Bancorp or other property or (ii) reducing the amount of shares or other property otherwise issuable pursuant to the award or (iii) delivering a promissory note, the terms and conditions of which will be determined by the Committee. If an award permits the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the recipient would be able to exercise the award in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an award for a large number of shares with no more investment than the original share or shares delivered. The exercise price and any withholding taxes are payable in cash by consultants and non-employee directors, although the Committee at its discretion may permit such payment by delivery of shares of Common Stock, or by delivery of broker instructions authorizing a loan secured by the shares acquired upon exercise or payment of proceeds from the sale of such shares.

     Subject to limitations imposed by law, the Board may amend or terminate the Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Plan or any rights thereunder without the recipient's consent.

     Pursuant to Section 16(b) of the Exchange Act, directors, certain officers and ten percent shareholders of Bancorp are generally liable to Bancorp for repayment of any "short-swing" profits realized from any non-exempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. Specifically, the grant of an option under an employee benefit plan that complies with Rule 16b-3 will not be deemed a purchase of a security for purposes of Section 16(b). The Plan is designed to comply with Rule 16b-3.

     Awards may not be granted under the Plan after the tenth anniversary of the adoption of the Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after the twentieth anniversary of the adoption of the Plan.

     The business criteria on which performance goals are based under the Plan will be determined on a case-by-case basis, except that with respect to stock options and stock appreciation rights compensation is based on increases in the value of the Common Stock after the date of grant of award. Similarly, the maximum amount of compensation that could be paid to any participant or the formula used to calculate the amount of compensation to be paid to the participant if a performance goal is obtained will be determined on a case-by-case basis, except that in the case of stock options the maximum possible compensation will be calculated as the difference between the exercise price of the option and the fair market value of the Common Stock on the date of option exercise, times the maximum number of shares for which grants may be made to any participant.

     Bancorp intends to register under the Securities Act of 1933, as amended, the shares of Common Stock issuable pursuant to the Plan.

FEDERAL INCOME TAX TREATMENT

     The following is a brief description of the federal income tax treatment that generally will apply to awards made under the Plan, based on federal income tax laws in effect on the date hereof. The exact federal income tax treatment of any award will depend on the specific nature of such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted or unrestricted stock, an award which is payable in cash or otherwise. The following discussion is based on present federal tax laws and regulations and does not purport to be complete. Participants may also be subject to foreign, state and local taxes which are not described below.

  INCENTIVE STOCK OPTIONS

     Pursuant to the Plan, participants may be granted options which are intended to qualify as incentive stock options. Generally, the optionee is not taxed, and Bancorp is not entitled to a deduction, on the grant or exercise of an incentive stock option. However, if the optionee sells the shares acquired upon the exercise of an incentive stock option at any time within (i) one year after the date of exercise of the option or (ii) two years after the date of grant of the option (a "disqualifying disposition"), then the optionee will recognize ordinary income in an amount equal to the excess, if any, of the lesser of the sale price or the fair market value on the date of exercise over the exercise price of the option. Bancorp generally will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

     In addition to the regular income tax, an optionee may be subject to the federal alternative minimum tax if his or her alternative minimum taxable income ("AMTI") exceeds certain amounts. The excess of the fair market value of the stock received upon exercise of an incentive stock option over the exercise price generally is includable in the participant's AMTI. In the case of a participant who exercises an incentive stock option within six months after its date of grant and whose sale of stock could subject him or her to suit under
Section 16(b) of the Exchange Act, generally the excess of the fair market value over the exercise price on the date six months following the date of grant is includable in AMTI. However, if a disqualifying disposition occurs at a loss in the same taxable year that the excess was includable in AMTI, the includable amount is limited to the excess of the amount realized on the disqualifying disposition over the exercise price. For the purpose of the alternative minimum tax, the gain or loss on sale of stock is calculated by including a basis adjustment for the amount included in AMTI upon exercise.

     If the holder of an incentive stock option pays the exercise price with previously acquired shares of stock, the exchange should not affect the incentive stock option tax treatment of the option exercised. However, if stock previously acquired through the exercise of an incentive stock option is used to pay the exercise price, then the exchange of the previously acquired shares of stock will be considered a disposition of such shares for the purpose of determining whether a disqualifying disposition has occurred. Otherwise, generally no gain or loss is recognized on the exchange, and the shares of stock received by the participant which are equal in number to the previously acquired shares exchanged therefor will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. However, the optionee will not be able to utilize the old holding period for the purpose of satisfying the incentive stock option one-year and two-year holding period requirements. Shares of stock received by the optionee in excess of the number of previously acquired shares generally will have a basis of zero and a holding period which commences as of the date the shares of stock are issued to the optionee upon exercise of the incentive stock option.

  NON-QUALIFIED STOCK OPTIONS

     The grant of an option or other similar right to acquire stock that does not qualify for treatment as an incentive stock option generally is not a taxable event for the optionee. Upon exercise of such an option, the optionee generally will recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise (determined as of the date of exercise) over the exercise price of such option, and Bancorp will be entitled to a deduction equal to such amount.

     Special rules will apply, however, if the optionee is subject to Section 16 of the Exchange Act and during any period of time (the "Section 16(b) Period") a sale of the stock acquired upon exercise of the option could subject such optionee to suit under Section 16. In such case, the optionee will not recognize ordinary income, and Bancorp will not be entitled to a deduction, until the expiration of the Section 16(b) Period. Upon such expiration, the optionee will recognize ordinary income, and Bancorp will be entitled to a deduction, equal to the excess of the fair market value of the stock (determined as of the expiration of the Section 16(b) Period) over the option exercise price. Such an optionee may elect under Section 83(b) of the Code to recognize ordinary income on the date of exercise, in which case Bancorp would be entitled to a deduction at that time equal to the amount of the ordinary income recognized. Such an election must be filed within 30 days after the stock is considered to be received for income tax purposes.

     If a holder of a non-qualified stock option pays the exercise price in cash, his or her basis in the shares acquired is equal to the fair market value of the stock on the date ordinary income is recognized and, upon subsequent disposition, any further gain or loss is taxable either as a short-term or long-term capital gain or loss, depending on how long the shares of stock are held. The holding period for such shares commences as of the date ordinary income is recognized.

     If a holder of a non-qualified stock option pays the exercise price with previously acquired shares of stock, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the stock received over the exercise price. No additional gain or loss is recognized as a result of the disposition of previously acquired shares of stock. The shares of stock received by the participant, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period as such previously acquired shares. The shares of stock received by the participant in excess of the number of previously acquired shares will have a basis equal to the fair market value of such additional shares as of the date ordinary income is recognized. The holding period for such additional shares will commence as of the date ordinary income is recognized.

     Generally, gain or loss from a disposition of shares is characterized as "short-term" for shares held for 12 months or less, and "long term" if held more than 12 months. Short-term capital gains are taxed at ordinary income rates, while long-term capital gains are normally taxed at a rate of twenty percent (20%).

  OTHER TYPES OF AWARDS

     Awards under the Plan may also include stock sales, stock bonuses or other grants of stock. Stock issued pursuant to these awards may be subject to certain restrictions. Pursuant to Section 83 of the Code, stock sold or granted under the Plan will give rise to taxable income at the earliest time at which such stock is not subject to a substantial risk of forfeiture or is freely transferable for purposes of Section 83. At that time, the holder will recognize ordinary income equal to the excess of the fair market value of the shares (determined as of such time) over the purchase price, and Bancorp will be entitled to a deduction equal to such amount. If the holder of the stock is a person subject to Section 16(b) and if the sale of the stock at a profit could subject such person to suit under Section 16(b), income will be recognized in accordance with the rules described above regarding stock issued to such persons upon the exercise of an option, unless the holder makes a timely election under
Section 83(b) to recognize income on the date the stock is issued.

     Awards may also be granted under the Plan that do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards.

  WITHHOLDING

     Bancorp generally will be required to withhold applicable taxes with respect to any ordinary income recognized by a participant upon exercise of a non-qualified stock option or recognition of income in connection with awards made under the Plan.

  LIMITATIONS ON DEDUCTIBILITY

     The terms of the agreements pursuant to which specific awards are made under the Plan may provide for accelerated vesting or payment of an award in connection with a change in ownership or control of Bancorp. In that event and depending upon the individual circumstances of the recipient, certain amounts with respect to such awards may constitute "excess parachute payments" under the golden parachute provisions of the Code. Pursuant to such provisions, an employee will be subject to a 20% excise tax on any "excess parachute payment," and Bancorp will be denied any deduction with respect to such excess parachute payment.

     In addition, Section 162(m) of the Code renders nondeductible to Bancorp certain compensation paid to the Chief Executive Officer and four other most highly compensated executives in excess of $1,000,000 in any year unless such excess compensation is "performance-based" (as defined in the Code) or is otherwise exempt from these limitations on deductibility. Options granted under the Plan at an exercise price equal to their fair market value at the date of grant are intended to qualify for the exemption for performance-based compensation under Section 162(m). However, in light of the ambiguities in
Section 162(m) and uncertainties regarding the ultimate interpretation and application in these circumstances, no assurances can be given that the compensation paid under the Plan to any such executive officer will in fact be deductible, if it should, together with other non-exempt compensation paid to such executive officer, exceed the $1,000,000 limit.

SHARES ISSUABLE UNDER THE 1998 AWARD PROGRAM TO LI-PEI WU

     Bancorp has entered into an Employment Agreement, dated as of January 1, 1998 and amended as of March 19, 1998, with Mr. Li-Pei Wu, the Chief Executive Officer of Bancorp (the "Agreement"). The incentive compensation award program contained in the Agreement was approved by the shareholders of Bancorp at the 1998 annual meeting held on May 7, 1998. For a description of the Agreement and the incentive compensation award program contained therein, see "EXECUTIVE COMPENSATION -- Employment Agreement" on pages 14-16.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE GBC BANCORP 1999 EMPLOYEE STOCK INCENTIVE PLAN.

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and noncash compensation paid or accrued by Bancorp or the Bank to or for the account of the Chief Executive Officer and each of the other most highly compensated executive officers of Bancorp and the Bank whose total annual salary and bonus for the last fiscal year exceeds $100,000 (the "Named Executives") for the fiscal years ended December 31, 1998, 1997, and 1996.

                           SUMMARY COMPENSATION TABLE

                                                                                    LONG TERM COMPENSATION(1)
                                                                                ---------------------------------
                                              ANNUAL COMPENSATION                       AWARDS            PAYOUTS
                                  -------------------------------------------   -----------------------   -------
                                                                    OTHER       RESTRICTED   SECURITIES
                                                                    ANNUAL        STOCK      UNDERLYING              ALL OTHER
            NAME AND                      SALARY      BONUS      COMPENSATION     AWARDS      OPTIONS      LTIP     COMPENSATION
       PRINCIPAL POSITION         YEAR     ($)        (2)($)        (3)($)         ($)         (4)(#)       ($)        (5)($)
       ------------------         ----   --------   ----------   ------------   ----------   ----------   -------   ------------
Li-Pei Wu                         1998   $402,336   $1,558,863     $306,611        N/A(6)          --       N/A       $27,400
  Chairman of the Board,          1997    383,048    1,497,504      294,542        N/A             --       N/A        20,000
  Chief Executive Officer and     1996    364,224    1,010,620      198,778        N/A             --       N/A        21,500
  Director of Bancorp and Bank
Peter Wu                          1998    156,000      174,468       34,316        N/A         20,000       N/A        27,084
  President,                      1997    112,025      200,000       39,338        N/A          8,000       N/A        16,534
  Secretary, Chief Operating      1996    108,000      100,000       16,875        N/A         14,000       N/A        19,090
  Officer, and Director of
  Bancorp and Bank
Peter Lowe                        1998    118,800       92,045       18,104        N/A          8,000       N/A         6,116
  Executive Vice President and    1997    115,060      117,000       23,013        N/A          6,000       N/A         5,753
  Chief Financial Officer of      1996    109,200      108,574       18,322        N/A          8,000       N/A         5,452
  Bancorp and Bank
Eddie Chang                       1998     84,000       99,585       16,805        N/A          6,000       N/A         4,188
  Senior Vice President and       1997     75,450      102,588       17,312        N/A          4,000       N/A         3,773
  Manager of Real Estate          1996     64,800       67,360        9,079        N/A          5,000       N/A         3,235
  Lending Department of Bank
Domenic Massei                    1998     87,000       92,487       18,191        N/A          7,000       N/A         4,339
  Senior Vice President of        1997     81,400       90,000       15,188        N/A          3,000       N/A         4,070
  Operations Administration of    1996     76,800       60,000       10,125        N/A          6,000       N/A         3,830
  Bank

---------------
(1) Bancorp has no plans for granting restricted stock awards, or stock appreciation rights, or making LTIP (Long-term Incentive Plan) payouts.

(2) Amounts shown are profit sharing awards paid for services rendered during the years indicated.

(3) Amounts shown represent gross-up payments to cover the federal income tax for the portion (up to 30%) of the profit sharing award paid to the Named Executive for services rendered during the year which such Executive elects to set aside pursuant to savings incentives. Amounts shown assume each of the Named Executives elects to set aside 30% of the profit sharing award paid to him.

(4) Options reflect a 2-for-1 stock split to shareholders of record on April 30, 1998.

(5) Amounts shown include the matching funds contributed by the Bank pursuant to the General Bank Profit Sharing 401(k) Plan and Director Fees received by the Named Executives who are Directors.

(6) Pursuant to Li-Pei Wu's Employment Agreement with the Company, for 1998 Mr. Wu was granted a vested, deferred contractual right to receive 23,800 shares of Bancorp Common Stock, which shares will be granted to him on January 1, 2004 (together with an additional number of shares equal in value to the dividends that would have been paid on such shares during the deferral period). See "EXECUTIVE COMPENSATION -- Employment Agreement" on pages 14-16.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table reflects information with regard to stock options granted under the GBC Bancorp Amended and Restated 1988 Stock Option Plan to the Named Executives during fiscal 1998, as indicated in the Summary Compensation Table.
                       OPTION GRANTS IN LAST FISCAL YEAR
--------------------------------------------------------------------------------

                                                                                                POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED
                                                                                                   ANNUAL RATES OF
                                                                                                 STOCK APPRECIATION
                                      INDIVIDUAL GRANTS                                          FOR OPTION TERM(4)
----------------------------------------------------------------------------------------------------------------------

                        NO. OF SECURITIES
                           UNDERLYING      % OF TOTAL OPTIONS   EXERCISE OR
                             OPTIONS      GRANTED TO EMPLOYEES   BASE PRICE      EXPIRATION        5%          10%
         NAME             GRANTED(1)(2)      IN FISCAL YEAR     ($/SHARE)(3)        DATE           ($)         ($)
----------------------------------------------------------------------------------------------------------------------
  Li-Pei Wu                     0                 N/A               N/A             N/A             0           0
----------------------------------------------------------------------------------------------------------------------
  Peter Wu                    4,000              1.68%             27.125        1/14/2000       11,121      22,785
                              4,000              1.68%             27.125        1/14/2001       17,102      35,914
                              4,000              1.68%             27.125        1/14/2002       23,382      50,355
                              4,000              1.68%             27.125        1/14/2003       29,977      66,240
                              4,000              1.68%             27.125        1/14/2004       36,900      83,714
----------------------------------------------------------------------------------------------------------------------
  Peter Lowe                  1,600              0.67%             27.125        1/14/2000        4,449       9,114
                              1,600              0.67%             27.125        1/14/2001        6,841      14,365
                              1,600              0.67%             27.125        1/14/2002        9,353      20,142
                              1,600              0.67%             27.125        1/14/2003       11,991      26,496
                              1,600              0.67%             27.125        1/14/2004       14,760      33,486
----------------------------------------------------------------------------------------------------------------------
  Eddie Chang                 1,200              0.50%             27.125        1/14/2000        3,336       6,836
                              1,200              0.50%             27.125        1/14/2001        5,131      10,774
                              1,200              0.50%             27.125        1/14/2002        7,015      15,106
                              1,200              0.50%             27.125        1/14/2003        8,993      19,872
                              1,200              0.50%             27.125        1/14/2004       11,070      25,114
----------------------------------------------------------------------------------------------------------------------
  Domenic Massei              1,400              0.59%             27.125        1/14/2000        3,892       7,975
                              1,400              0.59%             27.125        1/14/2001        5,986      12,570
                              1,400              0.59%             27.125        1/14/2002        8,184      17,624
                              1,400              0.59%             27.125        1/14/2003       10,492      23,184
                              1,400              0.59%             27.125        1/14/2004       12,915      29,300

--------------------------------------------------------------------------------
---------------

(1) Options granted in 1998 are exercisable starting 6 months after the grant date, with 20% of the shares covered thereby becoming exercisable at that time and with an additional 20% of the option shares becoming exercisable on each successive anniversary date, with full vesting occurring on the fourth anniversary date.

(2) Options have a term of 6 years, subject to earlier termination in the event of the optionee's cessation of service with Bancorp. Each installment of vesting shares (reported as separate grants in the above table) will terminate on the second anniversary of the first date as of which such installment becomes exercisable, except for the first installment which will terminate one and one-half years after the date such installment becomes exercisable. Options will become immediately exercisable in the event of a liquidation, reorganization, merger or consolidation of Bancorp with another corporation as a result of which Bancorp is not the surviving corporation, or an asset sale of Bancorp to another person.

(3) The exercise price and tax withholding obligations related to exercise are payable by the optionee at time of exercise.

(4) The difference between the exercise price as multiplied by the annual appreciation rate shown compounded annually for the full term of the option and exercise price, multiplied by the number of options granted. The dollar amounts set forth under the heading are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future valuation, if any, of the stock price of Bancorp.

OPTION EXERCISES IN LAST FISCAL YEAR AND VALUE OF UNEXERCISED OPTIONS AT YEAR
END

                                                                                         VALUE OF
                                                                                        SECURITIES
                                                                     NUMBER OF          UNDERLYING
                                                                     SECURITIES         UNEXERCISED
                                                                     UNDERLYING        IN-THE-MONEY
                                                                    UNEXERCISED         OPTIONS AT
                                                                     OPTIONS AT       12/31/98(1)(2)
                           SHARES ACQUIRED                          12/31/98(2)        EXERCISABLE/
                             ON EXERCISE      VALUE REALIZED(1)     EXERCISABLE/       UNEXERCISABLE
          NAME                   (#)                 ($)           UNEXERCISABLE            ($)
          ----             ---------------    -----------------    --------------    -----------------
Li-Pei Wu................      65,000             2,815,800        476,000/0                 9,120,160/0
Peter Wu.................          --                    --        12,400/28,800               140,375/196,350
Peter Lowe...............       8,000               163,811         4,400/17,200                41,100/172,000
Eddie Chang..............       1,500                53,319         3,600/9,200                 36,988/61,725
Domenic Massei...........       2,200                92,850         4,800/10,600                56,875/76,850

---------------
(1) Value is based on market value of Bancorp's Common Stock at date of exercise or end of fiscal 1998 minus the exercise price.

(2) Bancorp has no plans pursuant to which stock appreciation rights may be granted.

BOARD OF DIRECTORS' REPORT ON EXECUTIVE COMPENSATION

     Compensation for each of the Named Executives, as well as other middle level officers and above and certain business development employees, is comprised mainly of a base salary and incentive compensation. The incentive compensation may be made in awards of individual direct incentives, department incentives, Company-wide profit sharing, and long-term compensation in the form of stock options.

     GBC Bancorp and General Bank (collectively the "Company") have maintained the philosophy that compensation to officers should be highly incentive oriented, and that employees should be encouraged to pursue better individual and/or group performance and be rewarded accordingly. Consistent with this compensation philosophy, the Company's existing profit sharing plan was amended in February, 1996 and was expanded to create, in addition to the existing profit sharing program, a new direct incentive program for officers and certain non-officer employees whose business development or profit center financial results can be quantified. Annual profit sharing and incentive awards are made to the Company's officer-employees and eligible non-officer employees involved in business development and marketing under the Company's profit sharing and incentive compensation programs in accordance with the criteria discussed below.

     The amount available for awards under the Company's profit sharing and incentive compensation programs is based on the audited year end financial statements, computed as follows: (i) 5.4% of any amount by which the Bank's tax equivalent income before taxes exceeds 10% of the net equity of the Bank at the beginning of that fiscal year but does not exceed 15% of such net equity; and
(ii) 6.4% of any amount by which such income exceeds 15% of such net equity. Of the amount so determined to be available for the annual profit sharing and incentive awards, specific incentive awards shall first be allocated to those officers eligible to receive direct incentive compensation by virtue of their quantifiable performance, and, only after such incentive awards are so allocated, the Company-wide profit sharing awards shall then be allocated to eligible officers of the Company from the remaining available funds. However, since officers eligible to receive direct individual or group incentives are rewarded based on quantifiable profitability improvements and achievements made during a year, such incentive awards are not dependent upon the Company's achieving the threshold of 10% return on shareholder's equity, but are based upon the officer's individual and/or departmental profitability results. Accordingly, awards may be made to such eligible officers for direct incentives even if the threshold return described above is not met. The Company's management shall report to the Board of Directors if and when such situation arises.

     The Company has established certain weighting guidelines in allocating the Company-wide profit sharing awards. The weighting guidelines are based upon a categorization of the Company's officers and business development personnel into groups representing different job responsibilities. The exact weights assigned to each of the groups will be reviewed annually by the Company's Chief Executive Officer, and may be adjusted depending on the Chief Executive Officer's assessment about each group's contribution to the Company's profits. The allocation of the Company-wide profit sharing awards within each group will be based on each individual's salary and job performance.

     A further component of officer compensation is the awarding of stock options. The Company believes that stock ownership by key employees provides a valuable incentive for them as they will benefit as the Bancorp stock price increases, and that stock-based performance compensation arrangements are also conducive to aligning employees' and shareholders' interests.

     Compensation for the Chief Executive Officer, Mr. Li-Pei Wu, was made in accordance with his five year employment agreement with Bancorp and the Bank with an effective date of January 1, 1998 (described on pages 14-16) pursuant to the direction and approval of their respective Board of Directors. The formula of the profit sharing award for the Chief Executive Officer was initially approved by the Board in 1982 as a part of the compensation provided in his prior employment agreement, which agreement was subsequently renewed three times without any change in such profit sharing formula. Under Mr. Wu's new employment agreement, the incentive compensation cash award payable to him in the fiscal years 2000, 2001 and 2002 will be subject to maximum dollar limitations. See "Employment Agreement" on page 14.

     In setting the compensation to the Chief Executive Officer pursuant to the aforesaid employment agreement effective as of January 1, 1998, the Board of Directors took particular note of the management's success, under the direction of the Chief Executive Officer, in achieving the financial goals and in effectively directing the Company's operations. The Board of Directors believes Mr. Wu has managed the Company extremely well in a challenging business climate and has accomplished distinguished results in comparison to peer companies in the banking industry.

     The philosophy guiding the Board in its structuring of Mr. Wu's compensation program under his new employment agreement was to place an emphasis on the Common Stock of Bancorp as a component of incentive compensation with the intention to motivate Mr. Wu to improve stock market performance. Furthermore, in order to encourage Mr. Wu to take a long-term view towards the Company's performance, and related thereto to take an active role in the selection and training of his successor as Chief Executive Officer of the Company, the Board felt it advisable to provide for the grant of new stock options to Mr. Wu in 2001 for his promise not to compete with the business of the Company for five
(5) years after termination of his employment, and also to require that shares granted to him under the stock retention program of the new employment agreement be received by him only after deferral periods of two (2) or five (5) years. In setting Mr. Wu's compensation under his new employment agreement the Board took into consideration the Company's exceptional performance under his management, particularly when compared to other members of its peer group.

     In connection with the compensation of the Named Executives, the Board has considered the applicability of Section 162(m) of the Internal Revenue Code.
Section 162(m) limits deductibility of compensation in excess of $1,000,000.00 paid to a Named Executive unless this compensation qualifies as "performance-based". During the course of negotiating Mr. Wu's compensation under his new employment agreement (described on pages 14-16) with Bancorp and the Bank, the Board considered the application of Section 162(m), and Mr. Wu's compensation has been structured to minimize the possibility that the non-performance-based compensation portion of his annual compensation will exceed the $1,000,000.00 Section 162(m) limitation. The Board believes that the incentive compensation cash award payable to Mr. Wu qualifies as performance-based compensation and satisfies the requirements for exemption under Section 162(m).

     Mr. Wu's non-performance-based compensation for 1998 did not exceed the
Section 162(m) limitation, and the Board believes that the likelihood is low that such Section 162(m) limitation will be exceeded for any year that Mr. Wu is a Named Executive. However, to the extent that the non-performance-based compensation payable to Mr. Wu under such employment agreement may exceed the $1,000,000.00 limitation of Section 162(m) for any year that he is a Named Executive, such excess amount will not be tax deductible by the Company.

     Other than Mr. Wu, there are no employees of the Company who received compensation over $1,000,000.00 during 1998, and the Board does not believe that the compensation payable to any of the Company's executive officers other than Mr. Wu will approach the $1,000,000.00 limitation in the near future.

                                                        THE BOARD OF DIRECTORS:

                                                        Helen Chen                   Chien-Te Wu
                                                        Thomas C. T. Chiu            Julian Wu
                                                        Chuang-I Lin                 Li-Pei Wu
                                                        Ko-Yen Lin                   Peter Wu
                                                        Ting Y. Liu                  Ping C. Wu
                                                        John Wang                    Walter Wu
                                                        Kenneth Wang                 Chin-Liang Yen

EMPLOYMENT AGREEMENT

     On February 19, 1998 Mr. Li-Pei Wu, Bancorp and the Bank entered into an employment agreement having an effective date of January 1, 1998, which agreement was modified by an amendment entered into on March 19, 1998 with an effective date of January 1, 1998 (as so amended, the "Employment Agreement"). The incentive compensation award program provided for in the Employment Agreement was approved by the holders of a majority of the outstanding shares of the Company at the Company's Annual Meeting of Shareholders held in 1998.

     The Employment Agreement provides for an employment term of five (5) years, commencing January 1, 1998, and ending December 31, 2002. Pursuant to the Employment Agreement, Mr. Wu will serve as Chairman of the Board of Bancorp and the Bank throughout the entire term of the Employment Agreement, and will serve as Chief Executive Officer of Bancorp and the Bank only through December 31, 2000.

     The Employment Agreement provides for a base annual salary of $402,336.00, which amount was adjusted on January 1, 1999, and will be further adjusted on each anniversary thereof, by a percentage increase equal to three percent (3%) over the increase in the Consumer Price Index.

     The Employment Agreement also provides for an annual incentive compensation award payable to Mr. Wu, which award is based upon a formula identical to that for the annual profit sharing award included in Mr. Wu's prior employment agreement, to be computed as follows: (i) three percent (3%) of any amount by which the Bank's tax equivalent income before taxes exceeds ten percent (10%) of the net equity of the Bank at the beginning of that fiscal year but does not exceed fifteen percent (15%) of such net equity; and (ii) four percent (4%) of any amount by which such income exceeds fifteen percent (15%) of such net equity. In addition, Mr. Wu will be entitled to receive from each Bancorp subsidiary (other than the Bank), if any exists, an incentive compensation cash award computed in accordance with a formula identical to the one described in the preceding sentence. The aggregate incentive compensation cash award payable to Mr. Wu shall be subject to the following maximum dollar limitations commencing with the fiscal year ending December 31, 2000: (i) $1,500,000.00 for the fiscal year 2000; (ii) $400,000.00 for the fiscal year 2001; and (iii) $400,000.00 for the fiscal year 2002. Amounts of incentive compensation cash awards received by Mr. Wu with respect to services rendered in 1998, 1997, 1996 are included in the Summary Compensation Table on page 10.

     Pursuant to grants of non-qualified options under the GBC Bancorp Amended and Restated 1988 Stock Option Plan made to Mr. Wu in accordance with his prior employment agreement, which options have all become exercisable and have been exercised in part, Mr. Wu now holds unexercised options to acquire 476,000 shares of Common Stock at a price of $6.59 per share. Such options will expire on December 19, 2001 or, notwithstanding such expiration date, three (3) months after the termination of Mr. Wu's employment with the Company, provided that (i) in the case of his death during such three (3)-month period or while still employed, such options would expire one (1) year after his death or (ii) in the case of termination by reason of disability, within one (1) year after such termination.

     Under the Employment Agreement, subject to the approval of the GBC Bancorp 1999 Employee Stock Incentive Plan by the shareholders of the Company at the Meeting (see "APPROVAL OF THE GBC BANCORP 1999 EMPLOYEE STOCK INCENTIVE PLAN" on pages 5-9) and provided that Mr. Wu continues in the employ of the Company through December 19, 2001, on such date Mr. Wu will be granted a non-qualified stock option to purchase shares of Bancorp Common Stock equal to the aggregate of the number of shares of Bancorp Common Stock that are covered by the unexercised portion of Mr. Wu's December 19, 1991 non-qualified stock option as of December 31, 2000 and/or the number of shares that had been previously acquired by Mr. Wu by reason of exercising such non-qualified stock option and which shares are held by him as of December 31, 2000. The number of shares of Bancorp Common Stock subject to the new non-qualified stock option will be equitably adjusted in the event of any change to Bancorp Common Stock occurring as a result of any stock split, stock dividend, reorganization or similar transaction. The exercise price under such new option will be the fair market value of Bancorp Common Stock on the date of grant and such option will vest immediately. The new option will be exercisable until December 31, 2007; provided, that if Mr. Wu's employment with the Company terminates prior to December 31, 2002, the exercise period will only be three (3) months from such termination date, or, if Mr. Wu dies or becomes disabled, the exercise period will be the earlier of one (1) year from his death or disability or December 31, 2007.

     The Employment Agreement provides that commencing with the fiscal year ending December 31, 1999 Mr. Wu may elect in his discretion to receive up to one-half ( 1/2) of his incentive compensation cash award for any fiscal year in shares of Bancorp Common Stock. If Mr. Wu makes such an election he will receive as of the date of such election Bancorp Common Stock equal in value (determined as of such election date) to the portion of the cash award for which he elected to receive Bancorp Common Stock. In addition, he will be awarded as of such election date a vested, deferred contractual right to receive two (2) years later Bancorp Common Stock equal in value to the sum of fifty percent (50%) in value of the portion of the cash award for which he elected to receive Bancorp Common Stock plus the value of dividends that would have been paid during the two (2)-year deferral period had such Bancorp Common Stock actually been granted to him on the date of his election. The number of shares of Bancorp Common Stock subject to the vested, deferred contractual right will be equitably adjusted in the event of any change to Bancorp Common Stock occurring as a result of any stock split, stock dividend, reorganization or similar transaction.

     The Employment Agreement further provides that during the first three (3) years of Mr. Wu's employment thereunder Bancorp shall grant to him a vested, deferred contractual right to receive one share of Bancorp Common Stock for every twenty (20) shares of Bancorp Common Stock acquired by him through exercise of his non-qualified stock option, or acquired by reason of his election to receive up to one-half ( 1/2) of his incentive compensation cash award for any fiscal year in Bancorp Common Stock, excluding shares for which Mr. Wu has a vested, deferred contractual right to receive, and/or of vested option shares (even though not exercised) under his non-qualified stock option that are held during the full term of the relevant fiscal year. Pursuant to such provision of the Employment Agreement, for 1998 Mr. Wu was granted a vested, deferred contractual right to receive 23,800 shares of Bancorp Common Stock. The total number of shares to be received by Mr. Wu shall not in the aggregate exceed 100,000, which number is subject to equitable adjustment in the event of any change to Bancorp Common Stock occurring as a result of any stock split, stock dividend, reorganization or similar transaction. Such additional shares shall be granted on the fifth (5th) anniversary of the first (1st) day of January following the year with respect to which the contractual right to receive the additional shares was awarded (together with a further number of shares equal in value to the dividends that would have been paid on the additional shares during such five (5)-year deferral period).

     In the event of the disability of Mr. Wu, either he or the Company may elect to terminate his employment upon six (6) months prior written notice, during which period he is entitled to his regular pay and a proportionate part of any incentive compensation award.

     The Employment Agreement gives Mr. Wu a right to at any time, with or without cause, to terminate the Employment Agreement upon six (6) months prior written notice to the Company, during which period he is entitled to his regular pay and a proportionate part of any incentive compensation award.

     Under the Employment Agreement, at the expiration of its stated term on December 31, 2002 (other than for cause), Mr. Wu will be entitled to an annual retirement benefit equal to fifty percent (50%) of the annual base salary he earned during his final year of employment. This retirement benefit will be payable in equal monthly installments over the five (5) years following the expiration of the term of the Employment Agreement.

     The Employment Agreement contains a noncompetition provision whereby Mr. Wu agrees not to compete with the Company for a period of five (5) years following the date of his termination of employment under the Employment Agreement. In the event that Mr. Wu fails to comply with such noncompetition provision, as of the date of such failure to comply, (i) the new stock option granted to Mr. Wu on December 19, 2001, to the extent not yet exercised, or Mr. Wu's right to receive such option if not yet granted, will expire or terminate, (ii) Mr. Wu will no longer be entitled to the retirement benefit provided for under the Employment Agreement, to the extent not yet paid, and (iii) Mr. Wu will no longer be allowed continued use of an office and automobile.

     In the event of any merger or consolidation or acquisition of Bancorp or the Bank, whereby Bancorp or the Bank is not the surviving entity, or another entity or person acquires more than fifty percent (50%) of the outstanding Common Stock of the Bank or Bancorp in one or more transactions, or the Bank or Bancorp ceases to exist pursuant to any of such transactions or similar transactions (any of which herein referred to as a "Triggering Event"), under the contingency stock option granted pursuant to his prior employment agreement with the Company, provided Mr. Wu is then in the employ of the Company, Mr. Wu shall have the right to purchase 242,000 shares of Bancorp Common Stock at $1.86 per share, exercisable upon the execution of an agreement or the application to any regulatory authority for approval of or consent to any Triggering Event, such right to remain exercisable in whole or in part until 45 days after the consummation of the Triggering Event. If any Triggering Event is not consummated, such contingent option shall then not be exercisable, but shall continue in full force and effect and be exercisable upon the occurrence of any future Triggering Event.

CHANGE IN CONTROL ARRANGEMENTS

     Bancorp has certain compensatory arrangements with its executive officers which will result from a change in control of the Company. All stock option agreements outstanding under the GBC Bancorp Amended and Restated 1988 Stock Option Plan provide for the acceleration of exercisability of options upon the occurrence of certain triggering events, including a liquidation, reorganization, merger or consolidation of Bancorp with another corporation as a result of which Bancorp is not the surviving or resulting corporation, or a sale of substantially all the assets of Bancorp to another person, or a reverse merger in which Bancorp is the surviving corporation but the shares of Bancorp's stock outstanding immediately preceding the merger are converted by virtue of the merger into other property.

     The GBC Bancorp 1999 Employee Stock Incentive Plan proposed for shareholder approval at the Meeting also includes certain change in control provisions. See "APPROVAL OF THE GBC BANCORP 1999 EMPLOYEE STOCK INCENTIVE PLAN" on pages 5-9.

     In addition, pursuant to the authorization of the Board of Directors of Bancorp, certain employees of the Bank were granted contingency stock options to purchase Common Stock of Bancorp upon the occurrence of a triggering event. The term triggering event for this purpose shall mean the execution of an agreement providing for any of the following transactions or the application to any regulatory authority for approval of or consent to any of the following transactions: sale of substantially all of the assets of the Bank or Bancorp, any merger or consolidation or acquisition of the Bank or Bancorp whereby the Bank or Bancorp is not the surviving entity, or an entity or person or such person and his associates acquires up to fifty percent (50%) of the outstanding Common Stock of the Bank or Bancorp in one transaction or in a series of related transactions, or the Bank or Bancorp ceases to exist pursuant to any such transactions or similar transactions. The contingency stock option may be exercised in whole or in part by the employee at any time after the occurrence of the triggering event and until 45 days after the date the triggering event is consummated. In the event an employee's employment by the Bank is terminated, the contingency stock option previously granted to him is also terminated.

              DISCLOSURE OF LATE FILINGS OF SECTION 16(A) REPORTS

     Section 16(a) of the Exchange Act requires Bancorp's directors and executive officers, and persons who own more than 10% of a registered class of Bancorp's equity security (if any), to file with the SEC reports of ownership and changes in ownership of common stock of Bancorp. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the issuer with copies of all Section 16(a) forms they file.

     Based solely on review of the copies of such reports furnished to Bancorp or representations that no other reports were required, Bancorp believes that, during the 1998 fiscal year, all filing requirements applicable to Bancorp's officers and directors were complied with, except that Chuang-I Lin, Director, failed to timely file a Form 4 Report on a single transaction.

                         COMPARATIVE STOCK PERFORMANCE

     Set forth below is a line graph comparing the cumulative total shareholder return on the Common Stock of Bancorp for the last five fiscal years with the cumulative total return on the S&P 500 Index and the SNL Securities, L.P. California Independent Bank Stock Index over the same period.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
       ON GBC BANCORP COMMON STOCK, S&P 500 INDEX & SNL SECURITIES, L.P.
                    CALIFORNIA INDEPENDENT BANK STOCK INDEX

                            TOTAL RETURN PERFORMANCE

                                                                                                         CALIFORNIA INDEPENDENT
                                                       GBC BANCORP                   S&P 500                      BANKS
                                                       -----------                   -------             ----------------------
12/31/93                                                 100.00                      100.00                      100.00
12/31/94                                                  94.21                      101.32                      106.07
12/31/95                                                 118.43                      139.39                      146.57
12/31/96                                                 190.53                      171.26                      180.90
12/31/97                                                 442.57                      228.42                      354.40
12/31/98                                                 361.68                      293.69                      334.34

ASSUMES $100 INVESTED ON DECEMBER 31, 1993 IN GBC BANCORP COMMON STOCK, S&P 500 INDEX, AND SNL SECURITIES, L.P. CALIFORNIA INDEPENDENT BANK STOCK INDEX

* TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS

                             SELECTION OF AUDITORS

     The Board of Directors of Bancorp has engaged the firm of Deloitte & Touche LLP as independent auditors of Bancorp, effective October 22, 1998. On such date the firm of KPMG Peat Marwick LLP was terminated as Bancorp's independent auditors, and the termination was approved by the Board of Directors of Bancorp.

     Reports of the former independent auditors on Bancorp's financial statements did not contain any adverse opinion or disclaimer of opinion or were qualified as to an uncertainty, nor were there any disagreements between Bancorp and the former auditors on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedure which, if not resolved to the satisfaction of the former auditors, would have caused them to make a reference to the subject matter of the disagreement in their report. There were also no "reportable events" occurring within Bancorp's two most recent fiscal years.

     Representatives of Deloitte & Touche LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                              CERTAIN TRANSACTIONS

     Some of the directors and executive officers of Bancorp and the companies with which they are associated are customers and have had banking transactions with the Bank in the ordinary course of the Bank's business, and the Bank expects to have banking transactions with such persons in the future. In management's opinion, all loans and commitments to lend included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing for comparable transactions with other persons of similar creditworthiness and, in the opinion of management, did not involve more than a normal risk of collectibility or present other unfavorable features. The aggregate balance outstanding at December 31, 1998, of all such loans and credit extensions to all directors and executive officers of the Bank, together with their associates, was $1,888,293, constituting approximately 1.19% of the Bank's Stockholders' Equity.

                            SHAREHOLDERS' PROPOSALS

     Any shareholder of Bancorp who wishes to present a proposal to be considered at the next Annual Meeting of Shareholders of Bancorp and who wishes to have such proposal presented in Bancorp's Proxy Statement for such Meeting must deliver such proposal in writing to Bancorp at its head office stated above not later than December 31, 1999.

                                 OTHER MATTERS

     The Board of Directors has no knowledge of any other matters which may come before the Meeting and does not intend to present any other matters. However, if any other matters shall properly come before the Meeting or any adjournment thereof, the persons named as proxies will have discretionary authority to vote the shares represented by the accompanying proxy in accordance with their best judgment.

                                          GBC BANCORP

                                          /s/ PETER WU
                                          --------------------
                                          Peter Wu
                                          Secretary

Dated: March 22, 1999

     A COPY OF BANCORP'S 1998 ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO GBC BANCORP, 800 WEST SIXTH STREET, LOS ANGELES, CALIFORNIA 90017. ATTENTION: INVESTOR RELATIONS.

                                   APPENDIX A

                                  GBC BANCORP
                       1999 EMPLOYEE STOCK INCENTIVE PLAN

SECTION 1. Purpose of Plan

     The purpose of this 1999 Employee Stock Incentive Plan ("Plan") of GBC Bancorp, a California corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees, nonemployee directors and consultants by providing for or increasing the proprietary interests of such employees, nonemployee directors and consultants in the Company and, thereby, further align their interests with those of the shareholders of the Company.

SECTION 2. Persons Eligible Under Plan

     Each of the following persons (each, a "Participant") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder: (1) any employee of the Company or any of its subsidiaries or any other entity in which the Company has a significant equity or other interest as determined by the Committee, including any director who is also such an employee, (2) any director of the Company or any of its subsidiaries who is not also an employee of the Company or any of its subsidiaries (a "Nonemployee Director") and (3) any consultant of the Company or any of its subsidiaries.

SECTION 3. Awards

     (a) The Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock of the Company ("Common Shares") or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

     (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     (c) Awards may be issued, and Common Shares may be issued pursuant to an Award, for any lawful consideration as determined by the Committee, including, without limitation, services rendered by the recipient of such Award.

     (d) Subject to the provisions of this Plan, the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

        (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

           (A) the delivery of cash;

           (B) the delivery of other property deemed acceptable by the Committee;

           (C) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property;

           (D) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award;

           (E) authorizing a third party to sell Common Shares or other property otherwise issuable pursuant to such Award and to remit to the Company a sufficient portion of the sale proceeds to pay for all the Common Shares acquired through such exercise or any tax withholding obligation resulting from such exercise; or

           (F) crediting toward the purchase price a portion of the recipient's deferred compensation account balance;

         (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company (as defined by the Committee), an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

        (iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option"); provided, however, that no Award issued to any consultant or any Nonemployee Director may qualify as an Incentive Stock Option.

     (e) All certificates evidencing Awards or Common Shares issued pursuant thereto shall bear any legend determined by the Committee (as defined below) to be necessary or appropriate.

SECTION 4. Stock Subject to Plan

     (a) Subject to adjustment as provided in Section 7, at any time, the aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall not exceed the sum of (i) 1,000,000, including any Common Shares issuable pursuant to that certain Employment Agreement dated as of January 1, 1998, between the Company and Li-Pei Wu, as the same may be amended from time to time,
         (ii) any Common Shares available for future awards under any prior plan of the Company as of the effective date of the Plan and (iii) any Common Shares subject to awards granted under any prior plan of the Company which are forfeited, expire or are canceled without delivery of Common Shares.

     (b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

        (i) the number of Common Shares that were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares that were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

        (ii) the number of Common Shares that were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but that were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

        (iii) the maximum number of Common Shares that are or may be issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

SECTION 5. Duration of Plan

     No Awards shall be made under this Plan after April 22, 2009. Although Common Shares may be issued after April 22, 2009 pursuant to Awards made prior to such date, no Common Shares shall be issued under this Plan after April 22, 2019.

SECTION 6. Administration of Plan

     (a) This Plan shall be administered by the Board of Directors of the Company (the "Board") or, at the election of the Board, by a committee of the Board consisting of two or more directors, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, and who otherwise comply with the requirements of Rule 16b-3 promulgated under the Exchange Act. The term "Committee" shall mean the Board or any such committee of the Board which shall have been designated by the Board to administer this Plan.

     (b) Subject to the provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

        (i) adopt, amend and rescind rules and regulations relating to this Plan;

          (ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

          (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto, any performance or vesting contingencies and the terms of any transferability of such Awards;

          (iv) determine whether, and the extent to which adjustments are required pursuant to Section 7 hereof;

          (v) interpret and construe this Plan and the terms and conditions of any Award granted hereunder; and

          (vi) certify in writing prior to payment of compensation that the performance goals and any other material terms of an Award were in fact satisfied. For this purpose, approved minutes of the Committee meeting in which the certification is made are treated as a written certification.

SECTION 7. Adjustments

     If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall do so, the Committee shall make appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Awards theretofore granted under this Plan and (ii) the maximum number and type of shares or other securities that may be issued pursuant to Awards thereafter granted under this Plan.

SECTION 8. Amendment, Suspension and Termination of Plan

     The Board may amend, suspend or terminate this Plan at any time and in any manner, provided that no such amendment, suspension or termination shall impair, or deprive the recipient of, any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

SECTION 9. Effective Date of Plan

     This Plan shall be effective as of April 22, 1999, the date upon which it was approved by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of California.

SECTION 10. Governing Law

     This Plan and any Award granted hereunder shall be governed by and construed and enforced in accordance with the laws of the State of California without reference to choice or conflict of law principles.

                                  GBC BANCORP
                 ANNUAL MEETING OF SHAREHOLDERS, APRIL 22, 1999

     The undersigned hereby appoints Sheila Miller and Peter Wu, or either of them proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse, all the shares of common stock of GBC Bancorp held on record by the undersigned on February 28, 1999, at the Annual Meeting of Shareholders to be held on April 22, 1999 or any adjournments thereof.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

(Please mark, sign, date and return the proxy card promptly using the enclosed envelope.)

                       (To be signed on the other side.)

                                                                  --------------
                                                                        SEE
                                                                   REVERSE SIDE
                                                                  --------------

      Please mark your
A [X] votes as in this
      example.


                     FOR all nominees      WITHHOLD AUTHORITY
                  listed at right (except    to vote for all
                     as marked to the           nominees
                      contrary below)        listed at right
1. ELECTION OF            [ ]                      [ ]
   DIRECTORS

INSTRUCTIONS: To withhold authority to       NOMINEES:  Helen Y. Chen
vote for any individual nominee, write                  Thomas C.T. Chu
that name on the space provided below.                  Chuang-I Lin
                                                        Ko-Yen Lin
_______________________________________                 Ting Y. Liu
                                                        John C. Wang
                                                        Kenneth C. Wang
                                                        Chien-Te Wu
                                                        Julian Wu
                                                        Li-Pei Wu
                                                        Peter Wu
                                                        Ping C. Wu
                                                        Walter Wu
                                                        Chin-Liang Yen

2. Approval of the GBC Bancorp 1999         FOR    AGAINST    ABSTAIN
   Employee Stock Incentive Plan.           [ ]      [ ]        [ ]

3. OTHER BUSINESS: In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS (1) AND (2). IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY CONFERS AUTHORITY TO AND SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

PLEASE DATE THIS PROXY AND SIGN AS THE NAME APPEARS BELOW.

YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


Signature(s)______________________________________________ Date __________, 1999

NOTE: When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.